UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2014

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 2, 2014, the Board of Directors (the “Board”) of First Financial Bancorp. (the “Company”), pursuant to Section 2.2 of the Company’s Regulations, filled a vacancy on the Board with the appointment of Peter Geier as a director of the Company. At this time, it has not been determined on what committees of the Board Mr. Geier will serve. Mr. Geier’s term will expire at the next annual meeting of shareholders of the Company. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, National Association, and Insight Bank, the Company agreed to appoint one qualified, independent director associated with Insight Bank to the Company’s Board as well as to the Board of Directors First Financial Bank, National Association. Mr. Geier was appointed pursuant to this agreement. The Agreement and Plan of Merger with Insight Bank was filed as an exhibit to a Form 8-K filed by the Company with the Securities and Exchange Commission on December 23, 2013. In connection with his appointment as a director of the Company, Mr. Geier received an award of 1,162 restricted shares that will vest on September 2, 2015.
Also on September 2, 2014, the Board of Directors, pursuant to Article FIFTH of the Articles of Incorporation of the Company and Section 2.2 of the Regulations of the Company, increased the number of directors from 12 to 13, and appointed Jeffrey D. Meyer as a director of the Company to fill the newly created seat. At this time, it has not been determined on what committees of the Board Mr. Meyer will serve. Mr. Meyer’s term will expire at the next annual meeting of shareholders of the Company. Pursuant to the Agreement and Plan of Merger among the Company, First Financial Bank, National Association, and The First Bexley Bank, the Company agreed to appoint one qualified, independent director associated with The First Bexley Bank to the Company’s Board as well as to the Board of Directors of First Financial Bank, National Association. Mr. Meyer was appointed pursuant to this agreement. The Agreement and Plan of Merger with The First Bexley Bank was filed as an exhibit to a separate Form 8-K filed by the Company with the Securities and Exchange Commission on December 23, 2013. In connection with his appointment as a director of the Company, Mr. Meyer received an award of 1,162 restricted shares that will vest on September 2, 2015.
Mr. Meyer is a one-third owner in 2680 East Main LLC, a limited liability company that is the owner of certain real estate leased to First Financial Bank, National Association (who assumed the lease following the consummation of the merger with The First Bexley Bank described above). The current annual rent under this lease is $85,756.20. The current term of this lease expires May 31, 2016. Total rent to be paid under the lease for the period beginning September 1, 2014 through May 31, 2016 is $150,073.35. Total rent to be paid under the lease for the period beginning January 1, 2014 through May 31, 2016, which includes the tenancy of The First Bexley Bank prior to the merger described above, is $207,244.15.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	September 5, 2014